Exhibit 5.1

                              TROUTMAN SANDERS LLP
                     600 Peachtree Street, N.E., Suite 5200
                           Atlanta, Georgia 30308-2216

                                 (404) 885-3000

                                 March 29, 1999

Georgia Power Company
241 Ralph McGill Boulevard, N.E.
Atlanta, Georgia  30308-3374

         Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

         We are acting as counsel to Georgia Power Company (the "Company") in connection with the preparation of a Registration Statement on Form S-3, including a preliminary prospectus, filed with the Securities and Exchange Commission (the "Commission") on March 29, 1999 (the "Registration Statement"), for the registration under the Securities Act of 1933, as amended (the "Act"), of (1) Junior Subordinated Notes (the "Junior Subordinated Notes") to be issued by the Company, (2) Trust Preferred Securities to be issued by Georgia Power Capital Trust V and Georgia Power Capital Trust VI, (3) the Company's Guarantees (as defined in the Registration Statement) with respect to such Preferred Securities and (4) Senior Notes (the "Senior Notes") to be issued by the Company. The Junior Subordinated Notes will be issued pursuant to the Subordinated Note Indenture, dated as of June 1, 1997, as supplemented, between the Company and The Chase Manhattan Bank, as trustee (the "Subordinated Note Indenture"), the Guarantees will be issued pursuant to separate guarantee agreements between the Company and the trustee named therein (the "Guarantee Agreements") and the Senior Notes will be issued pursuant to the Senior Note Indenture, dated as of January 1, 1998, as supplemented, between the Company and The Chase Manhattan Bank, as trustee (the "Senior Note Indenture"), in each case in the respective forms filed as exhibits to the Registration Statement.

         We are of the opinion that, upon compliance with the pertinent provisions of the Act, the Trust Indenture Act of 1939, as amended, and the Public Utility Holding Company Act of 1935, as amended, upon compliance with applicable securities or blue sky laws of various jurisdictions, upon the adoption of appropriate resolutions by the Board of Directors of the Company or a duly authorized committee thereof, when the Subordinated Note Indenture, the Guarantee Agreements and the Senior Note Indenture have been duly executed and

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Georgia Power Company
March 29, 1999

Page 2

delivered by the proper officers of the Company and the trustees named therein, and when the Junior Subordinated Notes, the Guarantees and the Senior Notes have been executed, authenticated and delivered in accordance with the terms of the Subordinated Note Indenture, the Guarantee Agreements and the Senior Note Indenture, as the case may be, the Junior Subordinated Notes, the Guarantees and the Senior Notes will be valid, binding and legal obligations of the Company (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general principles of equity, whether considered in a proceeding at law or in equity). In rendering the foregoing opinion, with respect to matters of New York law, we have relied on the opinion of Dewey Ballantine LLP attached hereto as Annex I.

         We also advise you that we have reviewed certain statements in the Company's Annual Report on Form 10-K for the year ended December 31, 1998, as indicated under the caption "Experts" in the prospectus forming part of the Registration Statement, as to matters of law and legal conclusions and, in our opinion, such statements are correct in all material respects.

         In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded and (ii) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements with respect to our firm under the caption "Experts" in the prospectus forming part of the Registration Statement.

                                                     Very truly yours,

                                                     /s/Troutman Sanders LLP

                                                     TROUTMAN SANDERS LLP


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                                                                        Annex I




                              Dewey Ballantine LLP

                               New York, New York

                                 March 29, 1999

Troutman Sanders LLP
600 Peachtree Street, N.E.

Suite 5200
Atlanta, Georgia  30308

         Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

         We are acting as counsel to the prospective underwriters in connection with the preparation of a Registration Statement on Form S-3, including a preliminary prospectus, filed with the Securities and Exchange Commission (the "Commission") on March 29, 1999 (the "Registration Statement"), for the registration under the Securities Act of 1933, as amended (the "Act"), of (1) Junior Subordinated Notes (the "Junior Subordinated Notes") to be issued by Georgia Power Company (the "Company"), (2) Trust Preferred Securities to be issued by Georgia Power Capital Trust V and Georgia Power Capital Trust VI, (3) the Company's Guarantees (as defined in the Registration Statement) with respect to such Preferred Securities and (4) Senior Notes (the "Senior Notes") to be issued by the Company. The Junior Subordinated Notes will be issued pursuant to a subordinated note indenture, as supplemented, between the Company and the trustee named therein (the "Subordinated Note Indenture"), the Guarantees will be issued pursuant to separate guarantee agreements between the Company and the trustee named therein (the "Guarantee Agreements") and the Senior Notes will be issued pursuant to a senior note indenture, as supplemented, between the Company

Troutman Sanders LLP
March 29, 1999
and the trustee named therein (the "Senior Note Indenture"), in each case in the respective forms filed as exhibits to the Registration Statement.

         We are of the opinion that, upon compliance with the pertinent provisions of the Act, the Trust Indenture Act of 1939, as amended, and the Public Utility Holding Company Act of 1935, as amended, upon compliance with applicable securities or blue sky laws of various jurisdictions, upon the adoption of appropriate resolutions by the Board of Directors of the Company or a duly authorized committee thereof, when the Subordinated Note Indenture, the Guarantee Agreements and the Senior Note Indenture have been duly executed and delivered by the proper officers of the Company and the trustees named therein, and when the Junior Subordinated Notes, the Guarantees and the Senior Notes have been executed, authenticated and delivered in accordance with the terms of the Subordinated Note Indenture, the Guarantee Agreements and the Senior Note Indenture, as the case may be, the Junior Subordinated Notes, the Guarantees and the Senior Notes will be valid, binding and legal obligations of the Company (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general principles of equity, whether considered in a proceeding at law or in equity).

         In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded and (ii) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

         We are members of the State Bar of New York and we do not express any opinion concerning any law other than the law of the State of New York.

         This opinion is furnished solely for your benefit in connection with your rendering an opinion to the Company to be filed as Exhibit 5.1 to the Registration Statement and we hereby consent to your attaching this opinion as an annex to such opinion. This opinion may not be relied upon by you for any other purpose, or quoted to or relied upon by any other person, firm or entity for any purpose, without our prior written consent.

                                                     Very truly yours,

                                                     /s/Dewey Ballantine LLP

                                                     DEWEY BALLANTINE LLP